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                                                                     EXHIBIT 5.1
                        [KIRKLAND & ELLIS LETTERHEAD]

                                 April 29, 2002


IOS Brands Corporation
3113 Woodcreek Drive
Downers Grove, IL 60515

Ladies and Gentlemen:

         We are acting as special counsel to IOS Brands Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 2,144,153 shares of its Common Stock, par value $.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on March 22, 2002 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") in connection with the merger (the "Merger") of an indirect subsidiary of the Company ("Merger Sub") with and into FTD.COM, a Delaware corporation ("FTD.COM"), pursuant to the terms of an Agreement and Plan of Merger dated as of March 3, 2002 by and among the Company, Florists' Transworld Delivery, Inc., Merger Sub and FTD.COM.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation (the "Restated Certificate") of the Company to be filed with the Secretary of State of the State of Delaware prior to the issuance of the Shares in connection with the Merger and (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares in the Merger.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions

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                                KIRKLAND & ELLIS

IOS Brands Corporation
April 29, 2002
Page 2


expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized, and when delivered in exchange for shares of FTD.COM in the Merger, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                       Sincerely,

                                       /s/ Kirkland & Ellis
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                                       KIRKLAND & ELLIS